POWER OF ATTORNEY

SEC FORMS 3, 4, 5 AND 144 AND OTHER SIMILAR FORMS

Know all by these presents, that the undersigned hereby constitutes and appoints each of Megan E. Glise, Jennifer Kent, Dennis Connolly, and Brian Anhalt, signing individually, and with full power of substitution, as the undersigned’s true and lawful attorney-in-fact to:

(i)	execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Kohl’s Corporation (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder (the “Exchange Act”), Form 144 in accordance with Rule 144 under the Securities Act of 1933 (“Rule 144”), and any other form or reports, including, without limitation, a Form ID, that the undersigned may be required to file in connection with the undersigned’s ownership, acquisition, or disposition of securities of the Company;
(ii)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5, Form 144, or other form or report; complete and execute any amendment or amendments thereto; and timely file such form or report with the United States Securities and Exchange Commission, any stock exchange, or other similar authority; and
(iii)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned (it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion).

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, and hereby ratifies and confirms all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act or Rule 144.

This Power of Attorney shall be a durable power of attorney and shall not be affected by subsequent disability or incapacity of the undersigned. This Power of Attorney revokes any previous Power of Attorney filed with the Company for the purposes set forth herein and shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless expressly revoked, in writing, before that time.

[Signature on the following page]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 9th day of June, 2026.

/s/ Niren Chaudhary
Niren Chaudhary

STATE OF MASSACHUSETTS  )

 ) ss

COUNTY OF SUFFOLK             )

On this 9th day of June, 2026, before me, a Notary Public in and for said State and County, personally appeared Niren Chaudhary, who is known to me (or satisfactorily proven) to be the person whose name is subscribed to the foregoing Power of Attorney, and who acknowledged that he executed the same as his free and voluntary act for the purposes therein contained.

/s/ Geovanne Colon
Notary Public

My commission expires 09/18/2031.